Exhibit 4.1

Execution Copy

WMG ACQUISITION CORP.,

as the Issuer,

the Guarantors named herein

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

THIRTEENTH SUPPLEMENTAL INDENTURE

Dated as of July 8, 2011

TO

INDENTURE

Dated as of April 8, 2004

as amended

U.S. Dollar-denominated 7  3/8% Senior Subordinated Notes due 2014

Sterling-denominated 8  1/8% Senior Subordinated Notes due 2014

THIRTEENTH SUPPLEMENTAL INDENTURE (this “Thirteenth Supplemental Indenture”), dated as of July 8, 2011, among WMG Acquisition Corp., a Delaware corporation (the “Company”), the guarantors listed on the signature page hereto (the “Guarantors”) and Wells Fargo Bank, National Association, a national banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company, the guarantors parties thereto and the Trustee entered into an Indenture dated as of April 8, 2004, as amended by the First Supplemental Indenture, dated as of November 16, 2004 among the Company, the Trustee, WEA Urban LLC and WEA Rock LLC (since renamed Asylum Records LLC and East West Records LLC, respectively), as further amended by the Second Supplemental Indenture, dated as of May 17, 2005, among the Company, the Trustee, NonZero, LLC (since renamed Cordless Recordings LLC) and The Biz LLC, as further amended by the Third Supplemental Indenture, dated as of September 28, 2005, among the Company, the Trustee and Lava Records LLC, as further amended by the Fourth Supplemental Indenture, dated as of October 26, 2005, among the Company, the Trustee and BB Investments LLC, as further amended by the Fifth Supplemental Indenture, dated as of November 29, 2005, among the Company, the Trustee and Perfect Game Recording Company LLC, as further amended by the Sixth Supplemental Indenture, dated as of June 30, 2006, among the Company, the Trustee, En Acquisition Corp., Rep Sales, Inc., Restless Acquisition Corp., Ryko Corporation, Rykodisc, Inc., Rykomusic, Inc., Warner Music Austria Beteiligungsmanagement GmbH, Warner Music Austria Holding GmbH, Warner Music Canada Asset Holdings LLC and Warner Music Investments Luxembourg S.a.r.l., as further amended by the Seventh Supplemental Indenture, dated as of September 29, 2006, among the Company, the Trustee, Alternative Distribution Alliance, Maverick Recording Company and Maverick Partner Inc., as further amended by the Eighth Supplemental Indenture, dated as of November 29, 2006, among the Company, the Trustee, Atlantic Productions LLC and FBR Investments LLC, as further amended by the Ninth Supplemental Indenture, dated as of August 3, 2007, among the Company, the Trustee, Atlantic Mobile LLC, Atlantic Scream LLC, Bulldog Entertainment Group LLC, Bulldog Island Events LLC, Griffen Corp. and Non-stop Music Holdings Inc., as further amended by the Tenth Supplemental Indenture, dated as of November 28, 2007, among the Company, the Trustee, Non-Stop Music Publishing, LLC, Non-Stop Productions, LLC, Non-Stop Music Library, LLC, Non-Stop International Publishing, LLC, Non-Stop Outrageous Publishing, LLC and Non-Stop Cataclysmic Music, LLC, as further amended by the Eleventh Supplemental Indenture, dated as of February 5, 2008, among the Company, the Trustee, Rhino Name & Likeness Holdings, LLC, Rhino/FSE Holdings, LLC and Network Licensing Collection LLC and as further amended by the Twelfth Supplemental Indenture, dated as of February 2, 2009, among the Company, the Trustee, Non-Stop Holdings, Inc. and Fueled by Ramen LLC (collectively, the “Indenture”), for the benefit of each other and for the equal and ratable benefit of the Holders of the U.S. Dollar-denominated 7  3/8% Senior Subordinated Notes due 2014 and the Sterling-denominated 8   1/8% Senior Subordinated Notes due 2014 (collectively, the “Notes”). Capitalized terms used herein without definition have the meanings ascribed to such terms in the Indenture;

WHEREAS, Warner Music Group Corp., a Delaware corporation and the ultimate parent of the Company (“Parent”) has entered into the Agreement and Plan of Merger, dated May 6, 2011, by and among Parent, Airplanes Music LLC, a Delaware limited liability company (the “Acquiror”) and Airplanes Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Acquiror (“Merger Sub”), as amended from time to time (the “Merger Agreement”) pursuant to which and on the conditions set forth therein, Merger Sub will be merged with and into Parent with Parent continuing as the surviving corporation and becoming a wholly-owned subsidiary of the Acquiror;

WHEREAS, Section 9.02 of the Indenture provides that, subject to certain exceptions inapplicable hereto, the Company, the Guarantors and the Trustee may amend or supplement the Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”);

WHEREAS, the Company has distributed an Offer to Purchase and Consent Solicitation Statement, dated June 27, 2011 (the “Statement”), and accompanying Consent and Letter of Transmittal, dated June 27, 2011 (the “Letter of Transmittal”), to the Holders of the Notes in connection with its solicitation of consents (the “Consent

Solicitation”) to the proposed amendments, as further described in the Statement (the “Proposed Amendments”), that provide for the elimination or amendment of certain covenants and related provisions in the Indenture, such consents to be obtained in connection with a tender offer for the Notes (the “Tender Offer”);

WHEREAS, the Holders of a majority of the aggregate principal amount of the Notes outstanding, calculated in accordance with Section 2.19 of the Indenture, not owned by the Company or any of its affiliates have consented to the Proposed Amendments;

WHEREAS, the Company and each Guarantor desires to amend the Indenture, as set forth in Article I hereof;

WHEREAS, the amendments to the Indenture set forth in Article I below will not adversely affect the rights of any holder of Senior Debt or otherwise conflict with Section 9.03 of the Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture have been duly authorized by the Company and each Guarantor and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with.

NOW, THEREFORE, in consideration of the above premises, and for the purpose of memorializing the amendments to the Indenture consented to by the Holders, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

AMENDMENT OF INDENTURE

Section 1.1 Amendment.

(a) Section 4.03 (Corporate Existence) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(b) Section 4.04 (Payment of Taxes and Other Claims) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(c) Section 4.05 (Maintenance of Properties and Insurance) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(d) Section 4.06 (Compliance Certificate; Notice of Default) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(e) Section 4.08 (Waiver of Stay, Extension or Usury Laws) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(f) Section 4.09 (Change of Control) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(g) Section 4.10 (Incurrence of Indebtedness and Issuance of Preferred Stock) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(h) Section 4.11 (Restricted Payments) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(i) Section 4.12 (Liens) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(j) Section 4.13 (Asset Sales) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(k) Section 4.14 (Transactions with Affiliates) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(l) Section 4.15 (Dividend and other Payment Restrictions Affecting Subsidiaries) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(m) Section 4.16 (Additional Subsidiary Guarantees) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(n) Section 4.17 (Reports to Holders) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(o) Section 4.18 (Limitation on Layering) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(p) Section 4.19 (Business Activities) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(q) Section 4.20 (Payments for Consent) of the Indenture is amended and restated in its entirety to read as follows:

“[Intentionally omitted.]”

(r) Section 5.01 (Merger, Consolidation, or Sale of Assets) of the Indenture is amended and restated in its entirety to read as follows:

“(a) The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); and

(2) the Successor Company (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Issuer under the Securities and this Indenture.”

(s) Section 6.01 (Events of Default) of the Indenture is amended and restated in its entirety to read as follows:

“Each of the following is an “Event of Default”:

(1) the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Securities, whether or not prohibited by Article Ten; or

(2) the Issuer defaults in the payment when due of interest or Additional Interest, if any, on or with respect to the Securities and such default continues for a period of 30 days, whether or not prohibited by Article Ten.”

(t) Section 8.01 (Termination of the Issuer’s Obligations) of the Indenture is amended and restated in its entirety to read as follows:

“The Issuer may terminate its obligations under the Securities and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment U.S. Legal Tender or U.K. Legal Tender, as applicable, or U.S. Government Securities or U.K. Government Securities, as applicable, or a combination thereof, in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption, has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer, as provided in Section 8.05) have been delivered to the Trustee for cancellation and the Issuer has paid all sums payable by it hereunder, or if:

(a) either (i) pursuant to Article Three, the Issuer shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities in accordance with the provisions hereof or (ii) all Securities have otherwise become or will become due and payable by reason of the mailing of a notice of redemption or otherwise within one (1) year hereunder;

(b) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders of that purpose, U.S. Legal Tender or U.K. Legal Tender, as applicable, or U.S. Government Securities or U.K. Government Securities, as applicable, or a combination thereof, in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such U.S. Legal Tender or U.K. Legal Tender, as applicable, or U.S. Government Securities or U.K. Government Securities, as applicable, or a combination thereof; to the payment of said principal, premium, if any, and interest with respect to the Securities; and provided, further, that from and after the time of deposit, the U.S. Legal Tender or U.K. Legal Tender, as applicable, or U.S. Government Securities or U.K. Government Securities, as applicable, or combination thereof; deposited shall not be subject to the rights of holders of Senior Debt pursuant to the provisions of Article Ten;

(c) [Intentionally omitted]

(d) the Issuer shall have paid all other sums payable by it hereunder; and

(e) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for or relating to the termination of the Issuer’s obligations under the Securities and this Indenture have been complied with.

Subject to the next sentence and notwithstanding the foregoing paragraph, the Issuer’s obligations in Sections 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 7.07, 8.05 and 8.06 shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Issuer’s obligations in Sections 7.07, 8.05 and 8.06 shall survive.

After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s obligations under the Securities and this written Indenture except for those surviving obligations specified above.”

(u) Any definitions used exclusively in the provisions of the Indenture that are deleted pursuant to paragraphs (a) – (t) of this Article I, and any definitions used exclusively within such definition, are hereby deleted in their entirety from the Indenture.

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Effect of Supplemental Indenture.

From and after the Amendment Operative Time (as defined below), the Indenture shall be amended and supplemented in accordance herewith. Each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as amended and supplemented by this Thirteenth Supplemental Indenture unless the context otherwise requires. The Indenture as amended and supplemented by this Thirteenth Supplemental Indenture shall be read, taken and construed as one and the same instrument, and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture as supplemented by this Thirteenth Supplemental Indenture shall be bound thereby.

Section 2.2 Effectiveness.

This Thirteenth Supplemental Indenture shall become effective and binding on the Company, the Guarantors, the Trustee and every Holder of the Notes heretofore or hereafter authenticated and delivered under the Indenture, upon the date on which the Trustee receives an Officers’ Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the Proposed Amendments; provided, however, that the Proposed Amendments shall become operative only upon the acceptance for purchase by the Company (the “Amendment Operative Time”) of the Notes validly tendered (and not validly withdrawn) pursuant to the Tender Offer prior to 5:00 p.m. on July 11, 2011.

Section 2.3 Indenture Remains in Full Force and Effect.

Except as supplemented and amended hereby, all provisions in the Indenture shall remain in full force and effect.

Section 2.4 Confirmation of Indenture.

The Indenture, as supplemented and amended by this Thirteenth Supplemental Indenture, is in all respects confirmed and ratified.

Section 2.5 Conflict with Trust Indenture Act.

If any provision of this Thirteenth Supplemental Indenture limits, qualifies or conflicts with another provision hereof or of the Indenture which is required or deemed to be included in this Thirteenth Supplemental Indenture or the Indenture by any of the provisions of the Trust Indenture Act of 1939, such required provision shall control.

Section 2.6 Severability.

In case any one or more of the provisions in this Thirteenth Supplemental Indenture shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

Section 2.7 Successors.

All agreements of the Company and the Guarantors in this Thirteenth Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Thirteenth Supplemental Indenture shall bind its successor.

Section 2.8 Certain Duties and Responsibilities of the Trustee.

In entering into this Thirteenth Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, whether or not elsewhere herein so provided. The Trustee, for itself and its successor or successors, accepts the terms of the Indenture as amended by this Thirteenth Supplemental Indenture, and agrees to perform the same, but only upon the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture. The Trustee makes no representations as to the validity or sufficiency of this Thirteenth Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee.

Section 2.9 Governing Law.

This Thirteenth Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York.

Section 2.10 Duplicate Originals.

All parties may sign any number of copies of this Thirteenth Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

Section 2.11 Effect of Headings.

The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Supplemental Indenture to be duly executed, all as of the date first written.

WMG ACQUISITION CORP.

By:	/s/ Paul Robinson
Name: Paul Robinson
Title: EVP & General Counsel

GUARANTORS:

A. P. SCHMIDT CO.
ALTERNATIVE DISTRIBUTION ALLIANCE
ASYLUM RECORDS LLC
ATLANTIC/143 L.L.C.
ATLANTIC MOBILE LLC ATLANTIC/MR VENTURES INC.
ATLANTIC PRODUCTIONS, LLC
ATLANTIC RECORDING CORPORATION
ATLANTIC SCREAM LLC
BB INVESTMENTS LLC
BERNA MUSIC, INC.
BIG BEAT RECORDS INC.
BULLDOG ENTERTAINMENT GROUP LLC
BULLDOG ISLAND EVENTS LLC
BUTE SOUND LLC
CAFE AMERICANA INC.
CHAPPELL & INTERSONG MUSIC GROUP (AUSTRALIA) LIMITED
CHAPPELL AND INTERSONG MUSIC GROUP (GERMANY) INC.
CHAPPELL MUSIC COMPANY, INC.
CHORUS, LLC
CORDLESS RECORDINGS LLC
COTA MUSIC, INC.
COTILLION MUSIC, INC.
CRK MUSIC INC.
E/A MUSIC, INC.
EAST WEST RECORDS LLC
ELEKSYLUM MUSIC, INC.
ELEKTRA/CHAMELEON VENTURES INC.
ELEKTRA ENTERTAINMENT GROUP INC.
ELEKTRA GROUP VENTURES INC.
EN ACQUISITION CORP.
FBR INVESTMENTS LLC
FHK, INC.
FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.
FOSTER FREES MUSIC, INC.
FOZ MAN MUSIC LLC
FUELED BY RAMEN LLC
INSIDE JOB, INC.
INSOUND ACQUISITION INC.

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

INTERSONG U.S.A., INC.
JADAR MUSIC CORP.
LAVA RECORDS LLC
LAVA TRADEMARK HOLDING COMPANY LLC
LEM AMERICA, INC.
LONDON-SIRE RECORDS INC.
MADE OF STONE LLC
MAVERICK PARTNER INC.
MAVERICK RECORDING COMPANY
MCGUFFIN MUSIC INC.
MIXED BAG MUSIC, INC.
MM INVESTMENT INC.
NC HUNGARY HOLDINGS INC.
NEW CHAPPELL INC.
NONESUCH RECORDS INC.
NON-STOP CATACLYSMIC MUSIC, LLC
NON-STOP INTERNATIONAL PUBLISHING, LLC
NON-STOP MUSIC HOLDINGS, INC.
NON-STOP MUSIC LIBRARY, L.C.
NON-STOP MUSIC PUBLISHING, LLC
NON-STOP OUTRAGEOUS PUBLISHING, LLC
NON-STOP PRODUCTIONS, LLC
NVC INTERNATIONAL INC.
OCTA MUSIC, INC.
PENALTY RECORDS, L.L.C.
PEPAMAR MUSIC CORP.
PERFECT GAME RECORDING COMPANY LLC
REP SALES, INC.
RESTLESS ACQUISITION CORP.
REVELATION MUSIC PUBLISHING CORPORATION
RHINO ENTERTAINMENT COMPANY
RHINO/FSE HOLDINGS, LLC
RHINO NAME & LIKENESS HOLDINGS, LLC
RICK’S MUSIC INC.
RIGHTSONG MUSIC INC.
RODRA MUSIC, INC.
RYKO CORPORATION
RYKODISC, INC.
RYKOMUSIC, INC.
SEA CHIME MUSIC, INC.
SR/MDM VENTURE INC.
SUPER HYPE PUBLISHING, INC.
T-BOY MUSIC, L.L.C.
T-GIRL MUSIC, L.L.C.
THE BIZ LLC
THE RHYTHM METHOD INC.
TOMMY BOY MUSIC, INC.
TOMMY VALANDO PUBLISHING GROUP, INC.
TW MUSIC HOLDINGS INC.
UNICHAPPELL MUSIC INC.
UPPED.COM LLC
WALDEN MUSIC INC.
WARNER ALLIANCE MUSIC INC.
WARNER BRETHREN INC.
WARNER BROS. MUSIC INTERNATIONAL INC.
WARNER BROS. RECORDS INC.

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]

WARNER/CHAPPELL MUSIC, INC.
WARNER/CHAPPELL MUSIC (SERVICES), INC.
WARNER/CHAPPELL PRODUCTION MUSIC, INC.
WARNER CUSTOM MUSIC CORP.
WARNER DOMAIN MUSIC INC.
WARNER-ELEKTRA-ATLANTIC CORPORATION
WARNER MUSIC DISCOVERY INC.
WARNER MUSIC DISTRIBUTION LLC
WARNER MUSIC INC.
WARNER MUSIC LATINA INC.
WARNER MUSIC SP INC.
WARNER SOJOURNER MUSIC INC.
WARNERSONGS, INC.
WARNER SPECIAL PRODUCTS INC.
WARNER STRATEGIC MARKETING INC.
WARNER-TAMERLANE PUBLISHING CORP.
WARPRISE MUSIC INC.
WB GOLD MUSIC CORP.
WB MUSIC CORP.
WBM/HOUSE OF GOLD MUSIC, INC.
W.B.M. MUSIC CORP.
WBR MANAGEMENT SERVICES INC.
WBR/QRI VENTURE, INC.
WBR/RUFFNATION VENTURES, INC.
WBR/SIRE VENTURES INC.
WEA EUROPE INC.
WEA INC.
WEA INTERNATIONAL INC.
WEA MANAGEMENT SERVICES INC.
WIDE MUSIC, INC.
WMG MANAGEMENT SERVICES INC.
WMG TRADEMARK HOLDING COMPANY LLC

By	/s/ Paul Robinson
Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By	/s/ Raymond Delli Colli
Name: Raymond Delli Colli
Title: Vice President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]